ACTION BY CONSENT IN WRITING IN LIEU OF A MEETING OF

THE BOARD OF DIRECTORS FOR AMERICAN HOUSING INCOME TRUST, INC.

Pursuant to Section II of the Bylaws (the “Bylaws”) of American Housing Income Trust, Inc., a Maryland corporation (the “Company”), the Board of Directors unanimously adopts the following resolutions pursuant to Section III of the Bylaws:

WHEREAS, the Company is the single member in AHIT Valfre GP, LLC, which is the General Partner in AHIT Valfre, LLP, a Maryland limited liability partnership (“AHIT Valfre”) pursuant to a Master UPREIT Agreement dated August 1, 2015 (the “UPREIT Agreement”).

WHEREAS, the Company executed, in connection with the UPREIT Agreement, a Master Registration Rights Agreement dated August 1, 2015, and as subsequently amended on, September 25, 2015 (hereinafter referred to as the “Registration Rights Agreement”).

WHEREAS, the Company is in the process of amending its Registration Statement on Form S-11 with the United States Securities and Exchange Commission (the “S-11/A”).

WHEREAS, since the Limited Partners of AHIT Valfre have not been issued “Shares” or “Registrable Securities” of common stock in the Company, as defined under the Registration Rights Agreement, and consistent with the Company’s limitation on obligations to register under Section 3.2 of the Registration Rights Agreement, the Company is of the reasonable belief that the “Shares” subject to the Registration Rights Agreement are not eligible for registration under the Registration Rights Agreement, and thus not included for registration in the S-11/A, and that doing so, might impair the effectiveness of the S-11/A.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors ratifies and approves the exclusion of the shares subject to the Limited Partners’ conversion rights in AHIT Valfre in its registration statement under Form S-11/A. To the extent requested by the Limited Partners, Jeff Howard or Sean Zarinegar is authorized to execute any subsequent amendments to the Registration Rights Agreement memorializing the extension of any piggyback registration in the same or similar form as the original amendment from September 25, 2015, and the second amendment from January 1, 2016.

Dated: June 14, 2016

RESOLVED:

Sean Zarinegar

Sean Zarinegar

Chairman of the Board

Jeff Howard

Jeff Howard

Director

Kenneth Hedrick

Kenneth Hedrick

Director